As filed with the Securities and Exchange Commission on August 7, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Medtronic, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	41-0793183
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

710 Medtronic Parkway
Minneapolis, Minnesota 55432-5603
(763) 514-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Keyna P. Skeffington Senior Legal Counsel Medtronic, Inc. 710 Medtronic Parkway Minneapolis, Minnesota 55432-5603 (763) 514-4000	Jeffrey A. Stein Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109-1816 (617) 526-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Common Stock, $0.10 par value per share (including attached Preferred Share Purchase Rights), Preferred Stock, $1.00 par value per share, Debt Securities and Warrants	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.

(2)	Such indeterminate number or amount of common stock, preferred stock, debt securities and warrants is being registered as may from time to time be resold at indeterminate prices. This Registration Statement also includes such indeterminate amount of common stock, preferred stock and debt securities as may be resold from time to time upon exercise of warrants or conversion of convertible securities being registered hereunder.

(3)	Deferred in reliance upon Rules 456(b) and 457(r).

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of the securities directly or indirectly acquired from us or that directly or indirectly will be acquired from us by such selling securityholders from time to time in unregistered private offerings. These securities may be offered independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

When any selling securityholders intend to offer securities under this prospectus, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities before you decide to invest in any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock is traded on the New York Stock Exchange under the symbol “MDT.”

Investing in our securities involves a high degree of risk. See “Risk Factors” in our filings with the Securities and Exchange Commission and in the prospectus supplement relating to the specific issue of securities you intend to buy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is August 7, 2006.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, the terms “Medtronic,” “we,” “our” and “us” refer to Medtronic, Inc. and its consolidated subsidiaries, unless otherwise specified.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, selling securityholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities selling securityholders may offer.

Each time selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. You should read both this prospectus and such prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe the terms of the securities offered, any initial public offering price, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

References to “securities” include any security that selling securityholders might sell under this prospectus or any prospectus supplement.

This prospectus and any prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to in this prospectus and any prospectus supplement have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus and any prospectus supplement is a part (or an amendment to the registration statement of which this prospectus and any prospectus supplement forms a part), and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we may add to this prospectus and offer additional securities by filing a prospectus supplement with the SEC at the time of the offer of those securities.

Forward-looking Statements

All statements included or incorporated by reference in this prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. This prospectus contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,”’ “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” or “continue,” and variations of such words and similar expressions, are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.

We describe some of the risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under the heading “Risk Factors” in our periodic reports on Forms 10-K and 10-Q and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product development, regulatory approvals, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this offering memorandum, whether as a result of new information, future events, changes in assumptions, or otherwise.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. We maintain a website at www.medtronic.com. The information contained on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

This prospectus and each prospectus supplement incorporate important business and financial information about us that is not included in or delivered with this prospectus or any accompanying prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and each prospectus supplement, except for any information superseded by information in this prospectus or a prospectus supplement. This prospectus and each prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our annual report on Form 10-K for the year ended April 28, 2006;

•	Our current reports on Form 8-K filed on June 28 (exclusive of the information furnished under Item 2.02 therein) and July 18, 2006;

•	The description of our common stock contained in our registration statement on Form 8-A filed on October 25, 1977; and

•	The description of the preferred stock purchase rights relating to our common stock contained in our registration statement on Form 8-A filed with the SEC on November 3, 2000.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus or a prospectus supplement through the completion of the offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph (included in our Annual Reports on Form 10-K) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, at no cost, by writing or telephoning us at the following address and telephone number:

Medtronic, Inc.
Investor Relations Department
710 Medtronic Parkway
Minneapolis, Minnesota 55432-5603
(763) 514-4000

We will not send exhibits to our filings, however, unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement or a document incorporated in this prospectus or an accompanying prospectus supplement.

Medtronic, Inc.

We are the global leader in medical technology, alleviating pain, restoring health and extending life for millions of people around the world. Our segments include medical devices for cardiac rhythm disease management; spinal and navigation; neurological; vascular; diabetes; cardiac surgery; and ear, nose and throat. We develop, manufacture and market our medical devices in more than 120 countries worldwide and continue to expand patient access to our products in these markets.

We were founded in 1949 and were incorporated in Minnesota in 1957. Our principal executive offices are located at 710 Medtronic Parkway, Minneapolis, Minnesota 55432-5603 and our telephone number is (763) 514-4000. Our website is located at www.medtronic.com. Information contained on our website is not a part of this prospectus or any accompanying prospectus supplement.

Use of Proceeds

We will not receive any proceeds from any resales of securities by any selling securityholder.

Dividend Policy

During our 2006 fiscal year, we paid $464.8 million in dividends to our shareholders. We paid $404.9 million and $351.5 million in dividends to our shareholders during our 2005 and 2004 fiscal years, respectively. For the first quarter of our 2007 fiscal year, our quarterly dividend was 11 cents per share. Our regular quarterly dividend was 9.625 cents per share for each quarter of our 2006 fiscal year and 8.375 and 7.25 cents per share for each of the quarters during our 2005 and 2004 fiscal years, respectively. The payment of future dividends is subject to the discretion of our board of directors, which will consider, among other factors, our operating results, overall financial condition and capital requirements, as well as general business conditions.

Ratio of Earnings to Fixed Charges

	Year Ended:
	April 28, 2006	April 29, 2005	April 30, 2004	April 25, 2003	April 26, 2002

Ratio of earnings to fixed charges	22.2	32.5	37.1	36.4	17.3

For these ratios, we compute earnings by adding our income before income taxes and fixed charges (excluding capitalized interest) and excluding our share of income and losses in our equity method affiliates. Our fixed charges consist of interest expense, including capitalized interest, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest included in rental expense.

In April 2006, we raised $4.4 billion of cash proceeds by issuing convertible notes at par in a private placement. Of the $4.4 billion convertible notes, $2.2 billion pay interest at 1.5 percent and are due in 2011 and $2.2 billion pay interest at 1.625 percent and are due in 2013. The notes are convertible into cash and, at our option, shares of our common stock, based on a conversion rate of 17.8113 shares of our common stock per $1,000 principal amount of notes (which is equal to a conversion price of approximately $56.14 per share) (subject to adjustment) and only under the following circumstances: (1) during any calendar quarter beginning after June 30, 2006 (and only during such calendar quarter), if the closing price of our common stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 140% of the applicable conversion price per share; (2) if specified distributions to holders of our common stock are made or certain corporate transactions occur, as set forth in the indentures relating to the notes; and (3) during the last month prior to maturity of the applicable notes. Upon conversion, a holder will receive an amount in cash equal to the lesser of (i) the principal amount of the note or (ii) the conversion value, determined in the manner set forth in the indentures relating to the notes. If the conversion value exceeds the principal amount of the note on the conversion date, we will also deliver, at our election, cash or shares of our common stock or a combination of cash and shares of our common stock having a value calculated as set forth in the indentures relating to the notes.

Selling Securityholders

Selling securityholders are persons or entities that directly or indirectly have acquired or in the future directly or indirectly acquire from us from time to time shares of our common stock or preferred stock, our debt securities or warrants, or a combination of the foregoing, in one or more unregistered private offerings. Such selling securityholders are or will be parties to registration rights agreements with us, or we otherwise have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of which we refer to as selling securityholders, may from time to time offer and sell the securities pursuant to this prospectus or any applicable prospectus supplement.

Selling securityholders may offer all or some portion of the securities they hold. To the extent that any of the selling securityholders are broker-dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act of 1933, as amended.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number and type of our securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any selling securityholder has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

Plan of Distribution

We are registering the securities to provide the selling securityholders with freely tradable securities, but the registration of these securities does not necessarily mean that any of these securities will be offered or sold by the selling securityholders.

We will not receive any proceeds from the sale of the securities by the selling securityholders, but we have agreed, in certain cases, to pay the following expenses of the registration of such securities:

•	registration and filing fees;

•	fees and expenses for complying with securities or blue sky laws, including reasonable fees and disbursements of counsel in connection with blue sky qualifications; and

•	the fees and expenses incurred in connection with listing the securities on each securities exchange on which similar issued securities are then listed.

We have no obligation to pay any underwriting fees, discounts or commissions attributable to the resale of the securities by the selling securityholders. We also have no obligation to pay any out-of-pocket expenses of the selling securityholders, or the agents who manage their accounts, or any transfer taxes relating to the registration or sale of the securities contemplated hereby.

The selling securityholders may from time to time sell the securities covered by this prospectus and any accompanying prospectus supplement directly to purchasers. Alternatively, the selling securityholders may from time to time offer such securities through dealers or agents, who may receive compensation in the form of commissions from the selling securityholders and for the purchasers of such securities for whom they may act as agent. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in cross, block or other types of transactions:

•	on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any other legally available means.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The selling securityholders and any dealers or agents that participate in the distribution of such securities may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the resale of the securities by them and any commissions received by any of these dealers or agents might be deemed to be underwriting commissions under the Securities Act.

In connection with distribution of the securities covered by this prospectus:

•	the selling securityholders may enter into hedging transactions with broker-dealers;

•	the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with the selling securityholders;

•	the selling securityholders may sell the securities short and deliver the securities to close out these short positions;

•	the selling securityholders may enter into option or other transactions with broker-dealers that involve the delivery of the securities to the broker-dealers, who may then resell or otherwise transfer the securities; and

•	the selling securityholders may loan or pledge the securities to a broker-dealer or other person or entity and the broker-dealer or other person or entity may sell the securities so loaned or upon a default may sell or otherwise transfer the pledged securities.

Persons participating in the distribution of the securities offered by this prospectus may engage in transactions that stabilize the price of the securities. The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the securities in the market and to the activities of the selling securityholders.

To the extent required, the securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended April 28, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Validity of the Securities

Unless otherwise stated in an applicable prospectus supplement, Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts, and Fredrikson & Byron, P.A., Minneapolis, Minnesota will pass upon certain legal matters relating to the issuance and sale of the securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

Securities Act Registration Fee	$	*
Legal Fees and Expenses		52,000
Printing Expenses		60,000
Accounting Fees and Expenses		7,000
Miscellaneous		—
Total		$119,000

*	Deferred in accordance with Rule 456(b) and 457(r).

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Minnesota Statutes Section 302A.521, subdivision 2, requires us to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to us, against judgments, penalties, fines, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding if certain statutory standards are met. In addition, Section 302A.521, subdivision 3, requires payment by us, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain circumstances. A decision as to required indemnification is made by a disinterested majority of our board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of our board of directors, by special legal counsel, by our shareholders, or by a court. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

Our bylaws provide for indemnification by us to the full extent permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended, against and with respect to threatened, pending, or completed actions, suits, or proceedings arising from, or alleged to arise from, a party’s actions or omissions as a director, officer, employee, or agent of us or any subsidiary of us or of any other corporation, partnership, joint venture, trust, or other enterprise that has served in such capacity at the request of us if such acts or omissions occurred, or were or are alleged to have occurred, while such party was a director or officer of us. Generally, under Minnesota law, indemnification will be available only where an officer or director can establish that he or she acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of us. As permitted by Minnesota Statutes Section 302A.521, our articles of incorporation provide that a director shall have no personal liability to Medtronic or its shareholders for breach of his or her fiduciary duty as a director, to the fullest extent permitted by law.

We have established a directors and officers indemnification trust and we have filed a copy of such trust with the SEC.

ITEM 16.	EXHIBITS

INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
4.1	Form of Indenture*
4.2	Form of Indenture Security (included in Exhibit 4.1)
4.3	Form of Warrant Agreement and Warrant Certificate*
4.4	Indentures, dated as of April 18, 2006, between the Registrant and Wells Fargo Bank, N.A., as trustee**
4.5	Forms of Indenture Securities (included in Exhibit 4.4)**
4.6	Registration Rights Agreement, dated as of April 18, 2006, among the Registrant and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives**
4.7	Amendment to Description of Capital Stock on Form 8-A/A*
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
5.2	Opinion of Fredrikson & Byron, P.A.
10.1	Purchase Agreement, dated as of April 12, 2006, among the Registrant and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives**
10.2	Credit Agreement ($1,000,000,000 Five Year Revolving Credit Facility) dated as of January 20, 2005, among Medtronic, Inc. as Borrower, certain of its subsidiaries as guarantors, Citicorp USA, Inc., as Administrative Agent and Bank of America, N.A. as Syndication Agent, and Citigroup Global Markets Inc. and Banc of America Securities LLC as Joint Lead Arrangers and Joint Book Managers***
10.3	Form of Confirmations of Convertible Note Hedge related to Convertible Senior Notes issued on April 12, 2006, including Schedule thereto****
10.4	Form of Warrants issued on April 12, 2006, including Schedule thereto****
10.5	Form of Amendment issued on April 13, 2006 to Form of Warrants issued on April 12, 2006, including Schedule thereto****
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, with respect to Medtronic, Inc.
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1) Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.2)
24.1	Power of Attorney (incorporated by reference to the signature page hereto)
25.1	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1

*	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

**	Filed with the Securities and Exchange Commission on April 18, 2006 as an exhibit to the Registrant’s current report on Form 8-K and incorporated herein by reference.

***	Filed with the Securities and Exchange Commission on March 7, 2005 as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 20, 2005 and incorporated herein by reference.

****	Filed with the Securities and Exchange Commission on July 28, 2006 as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended April 28, 2006 and incorporated herein by reference (confidential treatment requested as to portions of the exhibit; confidential portions omitted and filed separately with the Securities and Exchange Commission).

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on this 28th day of July, 2006.

MEDTRONIC, INC.

By:	/s/ Arthur D. Collins, Jr.
Arthur D. Collins, Jr.
Chairman of the Board,
Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Medtronic, Inc., hereby severally constitute and appoint Arthur D. Collins, Jr., Terrance L. Carlson and Gary L. Ellis, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act (a “Rule 462(b) registration statement”) and any and all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement or any Rule 462(b) registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arthur D. Collins, Jr. Arthur D. Collins, Jr.	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)	April 28, 2006

/s/ Gary L. Ellis Gary L. Ellis	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	April 28, 2006

/s/ Richard H. Anderson Richard H. Anderson	Director	April 28, 2006

/s/ Michael R. Bonsignore Michael R. Bonsignore	Director	April 28, 2006

/s/ William R. Brody, M.D., Ph.D. William R. Brody, M.D., Ph.D.	Director	April 28, 2006

Signature	Title	Date

/s/ Antonio M. Gotto, Jr., M.D., D.Phil. Antonio M. Gotto, Jr., M.D., D.Phil.	Director	April 28, 2006

/s/ Shirley Ann Jackson, Ph.D. Shirley Ann Jackson, Ph.D.	Director	April 28, 2006

/s/ Denise M. O’Leary Denise M. O’Leary	Director	April 28, 2006

/s/ Robert C. Pozen Robert C. Pozen	Director	April 28, 2006

/s/ Jean-Pierre Rosso Jean-Pierre Rosso	Director	April 28, 2006

/s/ Jack W. Schuler Jack W. Schuler	Director	April 28, 2006

/s/ Gordon M. Sprenger Gordon M. Sprenger	Director	April 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Arthur D. Collins, Jr.	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)	August 4, 2006

/s/ Gary L. Ellis Gary L. Ellis	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	August 4, 2006

* Richard H. Anderson	Director	August 4, 2006

* Michael R. Bonsignore	Director	August 4, 2006

* William R. Brody, M.D., Ph.D.	Director	August 4, 2006

* Antonio M. Gotto, Jr., M.D., D.Phil.	Director	August 4, 2006

* Shirley Ann Jackson, Ph.D.	Director	August 4, 2006

* Denise M. O’Leary	Director	August 4, 2006

* Robert C. Pozen	Director	August 4, 2006

* Jean-Pierre Rosso	Director	August 4, 2006

* Jack W. Schuler	Director	August 4, 2006

* Gordon M. Sprenger	Director	August 4, 2006

* /s/ Terrance L. Carlson Terrance L. Carlson Attorney-in-fact		August 4, 2006

The sole purpose of these signatures is to update the date as of which this registration statement was signed.

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
4.1	Form of Indenture*
4.2	Form of Indenture Security (included in Exhibit 4.1)
4.3	Form of Warrant Agreement and Warrant Certificate*
4.4	Indentures, dated as of April 18, 2006, between the Registrant and Wells Fargo Bank, N.A., as trustee**
4.5	Forms of Indenture Securities (included in Exhibit 4.4)**
4.6	Registration Rights Agreement, dated as of April 18, 2006, among the Registrant and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives**
4.7	Amendment to Description of Capital Stock on Form 8-A/A*
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
5.2	Opinion of Fredrikson & Byron, P.A.
10.1	Purchase Agreement, dated as of April 12, 2006, among the Registrant and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives**
10.2	Credit Agreement ($1,000,000,000 Five Year Revolving Credit Facility) dated as of January 20, 2005, among Medtronic, Inc. as Borrower, certain of its subsidiaries as guarantors, Citicorp USA, Inc., as Administrative Agent and Bank of America, N.A. as Syndication Agent, and Citigroup Global Markets Inc. and Banc of America Securities LLC as Joint Lead Arrangers and Joint Book Managers***
10.3	Form of Confirmations of Convertible Note Hedge related to Convertible Senior Notes issued on April 12, 2006, including Schedule thereto****
10.4	Form of Warrants issued on April 12, 2006, including Schedule thereto****
10.5	Form of Amendment issued on April 13, 2006 to Form of Warrants issued on April 12, 2006, including Schedule thereto****
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, with respect to Medtronic, Inc.
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1) Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.2)
24.1	Power of Attorney (incorporated by reference to the signature page hereto)
25.1	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1

*	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

**	Filed with the Securities and Exchange Commission on April 18, 2006 as an exhibit to the Registrant’s current report on Form 8-K and incorporated herein by reference.

***	Filed with the Securities and Exchange Commission on March 7, 2005 as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 20, 2005 and incorporated herein by reference.

****	Filed with the Securities and Exchange Commission on July 28, 2006 as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended April 28, 2006 and incorporated herein by reference (confidential treatment requested as to portions of the exhibit; confidential portions omitted and filed separately with the Securities and Exchange Commission).